UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Lightcollar, Inc.

Nevada	5900	42-1771342
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Box 973 #264 – 3rd Ave West

Unity, SK, S0K 4L0

Telephone: (306) 228 3262

______________________________

Robert J. Burnett

Parsons/Burnett/Bjordahl/Hume, LLP

505 W. Riverside Avenue, Suite 500

Spokane, WA 99201

(509) 252-5066

(Agent for Service of Process)

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering          [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.        [  ]

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer

[  ]

Accelerated filer

[  ]

Non-accelerated filer

[  ]

Smaller reporting company

[X]

Calculation of Registration Fee

Title of each Class of Securities To be Registered	Amount to be registered	Proposed maximum Offering price per share(1)	Proposed maximum aggregate Offering price	Amount of registration fee
Common	10,000,000	$0.01	$100,000.00	$11.61

(1)

Estimated solely for the purpose of computing the registration fee pursuant to Rule 457 of the Securities Act.

(2)

Offering price has been arbitrarily determined by the Board of Directors.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Neither the Securities Exchange Commission nor any state securities commissions have approved or disapproved of these securities or passed upon the adequacy of the Prospectus.  Any representation to the contrary is a criminal offense.

.

Prospectus

LIGHTCOLLAR, INC.

Date of Prospectus:  [subject to completion]

10,000,000 Shares of Common Stock

$0.01 per share

This is a public offering of 10,000,000 shares of common stock (the “Shares”) of Lightcollar, Inc. (“Lightcollar” or the “Company”).

Our sole officer and director will offer and sell, on our behalf, up to 10,000,000 shares of our common stock at $.01 per share on a best efforts basis that will not utilize a third party underwriter or broker-dealer (the “Offering”).    Our sole officer and director will not receive any compensation for selling Shares in the Offering.  Our sole officer and director will solicit investments in the Shares from friends, family and those persons with which he has a prior business relationship and that he reasonably believes would have an interest in investing in the Company.  Our sole officer and director will distribute to all interested investors a copy of the Company’s then effective Prospectus.

Completion of this Offering is not subject to us raising a minimum amount of money.  The Offering is intended to be a self-underwritten public offering, with no minimum purchase requirement.  Shares will be offered on a best efforts basis and we do not intend to use an underwriter for this Offering.

This Offering will terminate 180 days from the effective date of this Prospectus (the “Termination Date”), unless extended by the Board of Directors for an additional 90 days, although we may close the Offering on any date prior to the Termination Date if the Offering is fully subscribed or upon the vote of the Board of Directors.  Reasons the Board may consider in determining whether to extend or terminate the Offering may include, but are not limited to: amount of funds raised, potential to raise additional capital, and response to the Offering as of that date.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if it is developed, may not be sustained.  A market maker is needed to file an application with the Financial Industry Regulatory Authority (“FINRA”) on our behalf so that the shares of our common stock may be quoted on an inter-dealer quotation system such as the Over the Counter Bulletin Board (“OTCBB”), OTC Markets or the Nasdaq OMX.  Commencing upon the effectiveness of our registration statement of which this Prospectus is a part, we will seek out a market maker.  There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require to be completed, submitted or approved (if at all).

This Offering involves a high degree of risk.  Please see Risk Factors starting on page 4 to read about factors you should consider before buying any of the Shares pursuant to this Offering.

The information in this Prospectus is not complete and may be changed.  The Company may not sell the Shares until the registration statement filed with the Securities and Exchange Commission (the “SEC”) is effective.  This Prospectus is not an offer to sell the Shares nor is it a solicitation of an offer to buy the Shares in any state where the offer or sale is not permitted.

Neither the SEC nor any state securities commission has approved or disapproved these securities, or passed upon the sufficiency or accuracy of this Prospectus.  Any representation to the contrary is a criminal offense.

The Company does not plan to use this offering Prospectus prior to the effective date.

Until _________, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a Prospectus.  This is in addition to the dealers' obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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TABLE OF CONTENTS

Item 3.  Summary Information and Risk Factors

3

Risk Factors

4

Item 4.  Use of Proceeds

11

Item 5.  Determination of Offering Price

13

Item 6.  Dilution

13

Item 7. Selling Security Holders

13

Item 8.  Plan of Distribution

14

Item 9.  Description of Securities to be Registered

14

Item 10.  Interests of Named Experts and Counsel

16

Item 11.  Information With Respect to Registrant

16

Description of Business

16

Description of Properties

18

Legal proceedings

18

Market Price Of, And Dividends On The Registrant’s Common Equity
And Related Stockholder Matters

18

Financial Statements

19

Management’s Discussion and Analysis of Financial Condition and Results of Operations

32

Directors, Executive Officers, Promoters, and Control Persons

35

Executive Compensation

36

Director Compensation

36

Security Ownership of Certain Beneficial Owners and Management

37

Certain Relationships and Related Transactions and Director Independence

37

Item 11A.  Material Changes

37

Item 12.  Incorporation of Certain Information by Reference

37

Item 12A.  Disclosure of Commission Position of Indemnification For Securities Act Liabilities

37

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Item 3.  Summary Information and Risk Factors

Prospectus Summary

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this Prospectus regarding the Company.  In this Prospectus, unless the context otherwise denotes, references to “we,” “us,” “our,” “Lightcollar” and “Lightcollar, Inc.” are to the Company.

A Cautionary Note on Forward-Looking Statements

This Prospectus contains forward-looking statements, which relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

General Information about the Company

We were incorporated in the State of Nevada as Lightcollar, Inc. on March 22, 2011.  Our fiscal year end is March 31.  We are a development stage company.  We have minimal assets, no revenues and have incurred losses since inception.  We do not plan to engage in a merger or acquisition with any other company or entity.  We do not have any plans to acquire any other business, nor do we have any intentions of using investor funds or any other Company resources for such purposes.

Lightcollar intends to market and sell an illuminated animal collar pendant to the US and Canadian market primarily via internet web sales.  We will do this by establishing a relationship with an already successful existing product supplier/manufacturer.  Lightcollar does not have any agreements with any suppliers or manufacturers, nor does it have any agreements with customers to purchase any products from the Company.

Although Lightcollar is a new firm, its sole Officer and Director has experience in many aspects of internet-based business.  The company’s director has experience developing webpages, online shopping-carts, and affiliate website marketing strategies.     The company has not identified, or negotiated with, a manufacturer; however, the President is actively searching, and intends to establish working relations with a suitable manufacturer as soon as possible.

Our financial statements from inception on March 22, 2011 through our first fiscal period ended March 31, 2011, report no revenues and a net loss of $(2,012).   We may be unable to generate revenues in the first 12 months of operation.  Our independent registered public accountant has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.  The Company will need approximately $25,000 to continue operations for the next 12 months.

The domain name “lightcollar.com” was originally registered by the Company’s President but has since been transferred to the Company.

Contact Information:

Lightcollar, Inc.

Box 973 #264 – 3rd Ave West

Unity, SK, S0K 4L0

Telephone: (306) 228 3262

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The Offering

This Prospectus covers the offering of 10,000,000 shares of Lightcollar common stock.  The Shares will be offered at a fixed price of $0.01 per share.  Our sole Officer, Director and Shareholder does not own any of the Shares being offered.  Our sole Officer, Director and Shareholder owns 2,000,000 restricted shares of the Company’s common stock, or 100% of the issued and outstanding common stock of the Company prior to this Offering.

This is our initial public offering of our common stock and no public market currently exists for shares of our common stock.  The Shares are being offered on a best efforts basis, with no minimum offering amount or minimum purchase requirement, using the efforts of the Company’s sole director and officer.  Subscriptions received pursuant to this Offering are irrevocable and any funds received will be immediately available for use by the Company.  We can offer no assurance that an active trading market will ever develop for our common stock.

Securities Being Offered:	10,000,000 shares of common stock, $.001 par value.

Fixed Offering Price per Share:	$0.01

Offering Period:

The Shares are being offered for a period not to exceed 180 days from the effective date of the Prospectus, unless extended by the Board of Directors for an additional 90 days or unless earlier terminated by the Board of Directors.  Reasons the Board may consider in determining whether to extend or terminate the Offering may include, but are not limited to, amount of funds raised at the end of the 180 day period; potential to raise additional capital; and response to the Offering as of that date.

Net Proceeds to Our Company:	$100,000.00

Use of Proceeds:	Business development

Number of Shares Outstanding Before the Offering:	2,000,000

Number of Shares Outstanding After the Offering:	12,000,000

Risk Factors

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means.  Prospective investors should carefully consider the following risk factors in addition to the other information contained in this Prospectus, before making an investment decision concerning the common stock.

1.

The Accompanying Financial Statements Have Been Prepared Assuming The Company Will Continue As A Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of its assets and the liquidation of its liabilities in the normal course of business.  However, the Company has generated no revenues, has accumulated a loss since formation and currently lacks the capital to effectively pursue its business plan.  This raises substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from this uncertainty.

2.

We May Continue To Lose Money, And If We Do Not Achieve Profitability, We May Not Be Able To Continue Our Business

Since our formation, we have generated no revenues from operations, and have incurred expenses and losses.  In addition, we expect to continue to incur operating losses for the foreseeable future.  As a result, we will need to generate sufficient revenues to achieve profitability, which may not occur.  Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future.  We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant.  Results of operations will

.

depend upon numerous factors.  Some of these factors, such as market acceptance of our product and competition, are beyond our control.

3.

The Company Is Subject To The Risks Inherent In The Creation Of A New Business

The Company is subject to substantially all the risks inherent in the creation of a new business.  The implementation of our business strategy is still in the development stage.  Our business and operations should be considered to be in the development stage and subject to all of the risks inherent in the establishment of a new business venture.  Accordingly, our intended business and operations may not prove to be successful in the near future, if at all.  Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects, and operations and the value of an investment in the Company.

4.

Lightcollar is Considered a Shell Company, And Is Therefore Subject To Certain Restrictions.

The Securities and Exchange Commission ("SEC") adopted Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act which defines a shell company as a registrant that has no or nominal operations, and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets.  Our balance sheet indicates that we have both nominal operations and nominal assets; therefore, we are defined as a shell company.  These rules prohibit shell companies from using a Form S-8 to register securities pursuant to employee compensation plans.  However, the rules do not prevent us from registering securities pursuant to other available registration statements (including an S-1 registration statement).  Additionally, the rules regarding Form 8-K requires shell companies to provide more detailed disclosure upon completion of a transaction that causes it to cease being a shell company.  If, in the future, we engage in a transaction which would cause us to cease being a “shell company,” we will, at that time, be required to file a Form 8-K containing the information required pursuant to Regulation S-K and in a registration statement on Form 10, together with required financial information.  In order to assist the SEC in the identification of shell companies, we are also required to check a box on Form 10-Q and Form 10-K indicating that we are a shell company.   Although we currently have no plans to seek a merger or other business combination, to the extent that we are required to comply with additional disclosure requirements because we are a shell company, we may be delayed in executing any mergers or acquiring other assets that would cause us to cease being a shell company.  The SEC adopted a new Rule 144 effective February 15, 2008, which restricts re-sales of restricted securities, pursuant to Rule 144, by shareholders of a shell company.  See discussion under heading "Rule 144" below and the Risk Factor titled “Shareholders Who Hold Unregistered Shares Of Our Common Stock Are Subject To Resale Restrictions Pursuant To Rule 144, Due to Our Status As A ‘Shell Company.’”

5.

We May Be Subject To Government Laws And Regulations Particular To Our Operations With Which We May Be Unable To Comply.

We may not be able to comply with all current and future government regulations which are applicable to our business.  Our business operations are subject to all government regulations normally incident to conducting business (e.g., occupational safety and health acts, workmen's compensation statutes, unemployment insurance legislation, income tax, and social security laws and regulations, environmental laws and regulations, consumer safety laws and regulations, etc.) as well as to governmental laws and regulations applicable to small public companies and their capital formation efforts.  Although we will make every effort to comply with applicable laws and regulations, we can provide no assurance of our ability to do so, nor can we predict the effect of those regulations on our proposed business activities.  Our failure to comply with material regulatory requirements would likely have an adverse effect on our ability to conduct our business and could result in our cessation of active business operations.

6.

Because our sole Officer and Director is a Canadian resident, and our primary offices are located in Canada, difficulty may arise in attempting to effect service or process in Canada.

Because our sole director and officer is a Canadian resident, and our main offices are located in Canada, difficulty may arise in attempting to effect service or process on either the Company or the Officer/Director or in enforcing a judgment against Lightcollar’s assets located outside of the United States.  These difficulties may include: difficulty, by Company shareholders, in enforcing any judgments obtained, in United States’ courts, based upon the civil liability provisions of

.

the U.S. federal securities laws; difficulty, by Company shareholders, in enforcing U.S. federal securities laws based judgments, against our sole Officer and Director in foreign courts; and difficulty, by Company shareholders, in bringing an original action in foreign courts for the purposes of enforcing, against our sole Officer and Director, U. S. federal securities laws based judgments.

7.

Our Sole Officer and Director Has Previously Been An Officer of  a Public Company Which Did Not Generate Any Revenues

Our sole Officer and Director (Mr. Mills) served as an officer and director for Bullion River Gold Corp. (f/k/a Dynasty International, Inc.) from February 25, 2002 to December 1, 2003.  During this time, Bullion did not participate in any revenue-generating operations.  Following his resignation, Bullion undertook an asset acquisition and change in management.  Bullion has since ceased to fully report with the SEC.

There is no guarantee Mr. Mills will lead the Company to generating any revenues or will meet the SEC reporting requirements that will apply to the Company upon effectiveness of the registration statement of which this Prospectus forms a part.  The failure of Mr. Mills lead the Company to generating revenues, or to timely file reports required by the SEC, will likely have materially adverse affects on the Company’s business and ability to continue active operations.

8.

Sale and Export and Import of Products To/From a Foreign Country Has Operational Risks That May Not Be Adequately Covered by Insurance

We can give no assurance that we will be adequately insured against all risks or that any policies we own at the time a loss occurs will adequately cover any losses.  Furthermore, in the future we may not be able to obtain adequate insurance coverage at reasonable rates.  We may also be subject to claims by customers involving disputes or situations that are beyond our control including but not necessarily limited to, manufacturing defects, delivery delays or failures, or unauthorized disclosures of our customers’ personal information by third parties.  There is also, because of our planned business model as an internet based retailer, the possibility of fraudulent claims or other illicit activities involving our transactions.  Any of these potentialities may give rise to a loss to our Company for which we are not insured, or not adequately insured.

9.

Any Failure To Maintain Adequate Insurance Coverage Could Subject Us To Significant Losses Of Income

We do not currently carry any liability, business interruption or other insurance, and therefore, we have no protection against any general, commercial and/or liability claims or any other losses that may negatively impact our ability to generate revenues in the future.  Any claims against us or uninsured losses by us will likely have a material adverse effect on our financial condition.  There can be no assurance that we will be able to obtain insurance on reasonable terms, or at all, at any time in the future.

10.

Our Ability to Generate Revenues Depends Primarily On Our Ability To Execute Our Business Plan

We have not generated any revenues to date.  Our ability to generate any revenues in the future will primarily depend upon our ability to effectively execute our business plan which in turn depends upon our ability to identify, retain and maintain relationships with one or more manufacturers, suppliers, shippers, financial institutions and other necessary third party product or service providers.  We may not be able to identify and maintain the necessary relationships within our industry.  Our ability to execute our business plan also depends on other factors, including the ability to:

1.

negotiate and maintain contracts and agreements with acceptable terms;

2.

hire and train qualified personnel;

3.

maintain marketing and website hosting/development costs at affordable rates; and,

4.

maintain an affordable labor force.

11.

The Company’s Ability To Expand Its Operations Will Depend Upon The Company’s Ability To Raise Additional Financing As Well As To Generate Income

Developing our business will require additional capital in the future.  To meet our capital needs, we expect to rely on our cash flow from operations and, potentially, third-party financing.  Third-party financing may not, however, be available

.

on terms favorable to us, or at all.  Our ability to obtain additional third party funding will be subject to various factors, including market conditions, our operating performance, lender sentiment and our ability to incur additional debt or conduct additional offerings of our equity or debt securities.  These factors may make the timing, amount, terms and conditions of additional financings unattractive.  Our inability to raise capital could impede our growth.

12.

Investors May Lose Their Entire Investment If Lightcollar, Inc. Fails To Implement Its Business Plan

The Company expects to face substantial risks, uncertainties, expenses and difficulties because it is a development stage company.  Lightcollar was formed in Nevada on March 22, 2011.  The Company has no demonstrable operations upon which investors can evaluate the Company’s business and prospects.  Lightcollar’s prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development.  The Company cannot guarantee that it will be successful in implementing and carrying out its business plan and accomplishing its objectives.

13.

Our Sole Officer And Director Currently Owns 100% Of The Issued And Outstanding Stock And Will Continue to Control at least 16.66% Of The Company`s Issued And Outstanding Common Stock After This Offering

Presently, the Company’s sole Officer, Director and Shareholder beneficially owns 2,000,000 (100%) shares of the outstanding common stock of the Company.  Because of such ownership, investors in this Offering will have limited control over matters requiring approval by Lightcollar shareholders, including the election of directors.  Because there is no minimum amount required to be raised under this Offering, there is no guarantee that our current sole Shareholder, sole Officer and Director will own less than a majority of the issued and outstanding shares after the completion or termination of this Offering.  Even if our current sole Shareholder does own less than a majority of our issued and outstanding shares of common stock following this Offering, he may still remain the single largest beneficial owner of our issued and outstanding shares of common stock.  In addition, certain provisions of Nevada State law could have the effect of making it more difficult or more expensive for a third party to acquire, or from discouraging a third party from attempting to acquire, control of the Company.  For example, Nevada law provides that approval of a majority of the stockholders is required to remove a director, which may make it more difficult for a third party to gain control of the Company.  This concentration of ownership limits the power to exercise control by the minority shareholders.

14.

The Report Of Our Independent Auditors Indicates Uncertainty Concerning Our Ability to Continue As A Going Concern And That May Impair Our Ability To Raise Capital To Fund Our Business Plan

Our independent auditors have raised substantial doubt about our ability to continue as a going concern.  We cannot assure you that this will not impair our ability to raise capital on acceptable terms, if at all.  Additionally, we cannot assure you that we will ever achieve significant revenues and remain a going concern.  For the period from inception, March 22, 2011, to the period ended March 31, 2011, the Company had not generated any revenues and had incurred net loss of $(2,012).  The Company will likely need $25,000 to continue its operations for the next 12 months.

15.

The Potential Market Is Limited By The Limited Nature Of The Product

Lightcollar is building a business as a marketer and internet-based retailer of a styled illuminated pet-collar pendant.  As such, our target market will be limited.  Please see the “Description of Business” elsewhere in this Prospectus for additional information regarding our intended market, which will be focused in Canada and the U.S.  The limited potential market for our product may have a materially negative effect on our ability to generate sufficient revenues to fully implement our business plan and grow our business.

16.

Lack Of Comprehensive And Reliable National Pet-Owner Statistics

According to the 2011-2012 American Pet Products Association (“APPA”) National Pet Owners Survey; 62% of U.S. households own a pet, which equates to 72.9 million homes.  Since 1994 the Total U.S. Pet Industry Expenditures has increased at an average rate of $2.6 billion per year and is estimated to be $50.84 billion in 2011.  Although our products can be used on a variety of animals other than dogs; 78.2 million of the pets owned in the United States are dogs.  Although statistics could not be found for pet safety/fashion; according to the 2011-2012 APPA National Pet Owners Survey, dog owners spend $186 annually on grooming, treats, and toys, which totals over $14 billion annually.  A lack of comprehensive and reliable statistics regarding pet ownership and such owners’ disposable income in our target market

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area may have a negative effect on the company’s ability to formulate a reliable marketing plan, make sales and revenue forecasts, and prepare budgets.

17.

Lack Of a Clear Understanding of The Competitive Conditions And Methods of Competition in The Pet Collar Fashion/Safety Market

Due to a lack of reliable data Lightcollar does not, at this time, have a complete understanding of either the competitive conditions or the methods of competition in the pet fashion/safety marketplace.  The lack of data is further complicated by the fact that it is difficult, if not impossible, to draw conclusions by making comparisons between dissimilar products in the marketplace.  If we are unable to garner a better understanding of our intended market such to allow us to implement our business plan and compete successfully in a niche market, it will likely have a materially negative affect on our ability to generate sufficient revenues to stay in business and we may cease to actively operate our business.

18.

Competitors With More Resources May Force Us Out Of Business

Competition in the industry will likely be based primarily on reputation, product quality and price.  Aggressive pricing, better quality products introduced by already existing pet product suppliers and/or the entrance of new competitors into our markets could reduce our revenue and profit margins.  If we are unable to generate enough revenues to stay in business we may cease to actively operate our business.

19.

The Costs To Meet Our Reporting And Other Requirements As A Public Company Subject To The Exchange Act Of 1934 Will Be Substantial

If we become subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), we will incur ongoing expenses associated with professional fees for accounting, legal and other related expenses for periodic and annual reports, proxy statements and other reporting and disclosure requirements under the Exchange Act.  We estimate that these accounting, legal and other professional costs could be $15,000 or more per year for the next few years, and will be higher if our business volume and activity increases, but lower during the first years of being public because our overall business volume will be lower.

20.

We May Have Difficulty Attracting And Retaining Management And Outside Independent Members to Our Board Of Directors.

Directors and officers of publicly reporting companies are increasingly concerned with the extent of their personal exposure to lawsuits and shareholder claims, as well as governmental and creditor claims which may be made against them, particularly in view of recent changes in laws imposing additional duties, obligations and liabilities on management and directors.  Due to these perceived risks, directors and officers are also becoming increasingly concerned with the availability of directors` and officers` liability insurance to pay on a timely basis the costs incurred in defending such claims.  We currently do not carry directors` and officers` liability insurance.  If we are unable to provide sufficient directors` and officers` liability insurance at affordable rates or at all, it may become increasingly more difficult to attract and retain qualified officers and directors to manage the business and affairs of the Company.

We may lose potential independent board members and management candidates to other companies that have better directors` and officers` liability insurance to insure them from liability, or to companies that have greater revenues or have received greater funding to date, which can offer more lucrative compensation packages.  The fees of directors are also rising in response to their increased duties, obligations and liabilities, as well as increased exposure to such risks.  As a company with a limited operating history and limited resources, we will have a more difficult time attracting and retaining management and outside independent directors than a more established company due to these enhanced duties, obligations and liabilities.

21.

Reliance Upon One Individual as President, Treasurer, Secretary and Sole Director of The Company

Currently one individual serves as the President, Treasurer, Secretary and sole Director of the Company.  In the event this individual becomes unavailable or unable to continue on in this multiple position role, the Company could suffer substantial or irreparable damage and be forced to cease operations.

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22.

You May Not be Able to Sell Your Shares in Lightcollar, Inc. Because There is No Public Market for the Company’s Stock

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if it is developed, may not be sustained.  A market maker is needed to file an application with the Financial Industry Regulatory Authority (“FINRA”) on our behalf so that the shares of our common stock may be quoted on an inter-dealer quotation system such as the Over the Counter Bulletin Board (“OTCBB”), OTC Markets or the Nasdaq OMX.  Commencing upon the effectiveness of our registration statement of which this Prospectus is a part, we will seek out a market maker.  There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require to be completed, submitted or approved (if at all).  If for any reason our common stock is not quoted on an inter-dealer quotation system, a public trading market does not otherwise develop or such a trading market cannot be sustained, or we later become ineligible (after quotation) to continue having our stock quoted on a quotation system, purchasers of the Shares may have difficulty selling their common stock should they desire to do so.  No market makers have committed to becoming market makers for our common stock at this time and none may do so.

23.

Even if a Public Market Develops for the Common Stock of Lightcollar, Inc. the Market Price Could Fluctuate Significantly

If Lightcollar stock ever becomes available to be traded, of which the Company cannot guarantee, the trading price of Lightcollar common stock could be subject to wide fluctuations in response to various events or factors, many of which are or will be beyond the Company’s control.  In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of the Company stock.

24.

All Of Lightcollar, Inc. Currently Issued And Outstanding Common Shares Are Restricted Under Rule 144 Of The Securities Act, As Amended.

All of the presently outstanding shares of common stock, consisting of 2,000,000 shares of common stock, are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  Rule 144, as amended, generally provides that a person, holding restricted securities of an issuer, who has satisfied the applicable holding period for such restricted securities may sell their restricted securities, without being considered an underwriter, in a brokers transaction (or directly to a market maker); Affiliates of a company (generally consisting of officers, directors or other persons exercising direction or indirect control of a company) may sell, pursuant to Rule 144, within any three month period an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale, provided the company is current in its reporting obligations under the Exchange Act and subject to certain manner of resale provisions.  The Company currently has one shareholder who in total owns 2,000,000 restricted shares or 100% of the issued and outstanding common stock.  When these shares become eligible for resale pursuant to Rule 144, the sale of these shares by this individual, whether pursuant to Rule 144 (or otherwise), may have an immediate negative effect upon the price of the Company’s common stock in any market that might develop.

25.

Shareholders Who Hold Unregistered Shares Of Our Common Stock Are Subject To Additional Resale Restrictions Due To Our Status As A “Shell Company.”

Pursuant to Rule 405 of the Securities Act, a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets.  We are considered a “shell company” pursuant to Rule 405.  Under Rule 144(i) “restricted securities” (as that term is defined in Rule 144(a)(3) of an issuer may not be resold in reliance upon Rule 144 if those securities were issued by an issuer which was a “shell company,” unless; 1) the issuer has ceased being a “shell company”; 2) the issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; 3) the issuer has filed, for the preceding 12 months, all reports and other materials required to be filed pursuant to Section 13 or 15(d) of the Exchange Act; and 4) the issuer has filed current “Form 10” information with the SEC and at least one year has elapsed since the initial filing of the Form 10 information.

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The Company has not issued any restricted securities other than those securities issued to our sole shareholder, officer and director (See “Management’s Discussion and Analysis, Security Ownership of Certain Beneficial Owners and Management”).  Those securities are subject to the restrictions on resale set forth in Rule 144(i).  The Company does not currently have any plans to issue any restricted securities in the future or to register any securities pursuant to Form S-8 (See Risk Factor: “Lightcollar is Considered a Shell Company, And Is Therefore Subject To Certain Restrictions”).  However if, in the future, the Company decides to issue restricted securities then those securities will be subject to the additional resale limitations set forth in Rule 144(i).  Furthermore, if the Company, in the future, desires to register shares pursuant to Form S-8 (for the purposes of compensating its officers, directors, employees or consultants) it will be restricted from doing so until the Company has ceased to be a “shell company” for at least one year.   As a result, it may be harder for us to fund our operations and pay our consultants through the issuance of our securities instead of cash.  Furthermore, it will be more difficult for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the SEC, which could cause us to expend additional resources in the future.  Our status as a “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless.

26.

If We Fail To Remain Current On Our Reporting Requirements It Will Limit The Ability Of Stockholders To Sell Their Securities In The Secondary Market

Companies trading on inter-dealer quotation systems must be reporting issuers under Section 12 or 15(d) of the Exchange Act, and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on such systems.  If we obtain the ability to have our stock quoted on an inter-dealer quotation system such as the OTCBB, OTC Markets or Nasdaq OMX , and we fail to remain current on our reporting requirements, our stock may no longer be quoted on such quotation system.  As a result, the market liquidity for our securities could be adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

27.

Our Common Stock May Be Considered a “Penny Stock” And Be Subject To The “Penny Stock” Rules Of The Securities Exchange Commission

Our common stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules generally apply to companies whose common stock is not listed on The NASDAQ Stock Market or other national securities exchange and trades at less than $4.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

28.

Shares Eligible For Future Sale By Our Current Stockholder May Adversely Affect Our Stock Price

Our common stock has not been approved for quotation on any inter-dealer quotation system or trading on any exchange or other trading platform and there is no public market for the shares of our common stock; therefore there has been no trading volume in our common stock.

This is our initial registration, and there is currently no established public trading market for our securities, and an active trading market in our securities may not develop or, if developed, may not be sustained.  Upon the effectiveness of our S-1 registration statement, of which this Prospectus is a part, a market maker is needed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on an inter-dealer quotation system.  There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require to be completed and filed.  If for any reason our common stock is not quoted on an inter-

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dealer quotation system and/or a public trading market does not otherwise develop or cannot be sustained, purchasers of the shares may have difficulty selling their common stock should they desire to do so.  No market makers have committed to becoming market makers for our common stock and none may do so.

In the future, if our common stock becomes eligible for quotation on an inter-dealer quotation system, as we intend but cannot guarantee, any sales of substantial amounts of common stock under SEC Rule 144, or otherwise, could adversely affect the then prevailing market price, if any, of our common stock and could impair our ability to raise capital at that time through any private offering or publicly registered sale of our securities.  As long as these conditions continue, the sale of a significant number of shares of common stock at any particular time could be difficult to achieve at the market prices, if any, prevailing immediately before such shares are offered.

29.

We Are Unlikely To Pay Dividends

To date, we have not paid, nor do we intend to pay in the foreseeable future, dividends on our common stock, even if we become profitable.  Earnings, if any, are expected to be used to advance our activities and for general corporate purposes, rather than to make distributions to stockholders.  Prospective investors will likely need to rely on an increase in the price of Company stock to profit from his or her investment.  There are no guarantees that any market for our common stock will ever develop or that the price of our stock will ever increase.  If prospective investors purchase Shares pursuant to this Offering, they must be prepared to be unable to liquidate their investment and/or lose their entire investment.

Since we are not in a financial position to pay dividends on our common stock, and future dividends are not presently being contemplated, investors are advised that return on investment in our common stock is restricted to an appreciation in the share price.  The potential or likelihood of an increase in share price is questionable at best.

Item 4.  Use of Proceeds

The following table details the Company’s intended use of proceeds from this Offering, for the first twelve (12) months after successful completion of the Offering.  The Company intends to prioritize it’s spending accordingly: Legal, Audit, Other (Accounting), Product, then Promotional, Website design and Administrative.  Since the Company does not intend to pay any Offering expenses from the proceeds from this Offering, and assuming that 100% of the Offering is sold, the gross aggregate proceeds will be allocated as follows:

Expenditure Item**	Allocated Proceeds
Legal Fees	$15,000
Audit Fees	10,000
Other Fees (Accounting, transfer agent, etc.)	10,000
Product	35,000
Marketing & Promotional Expenses	20,000
Website design, development, hosting & maintenance	5,000
Administrative	5,000
Total	$100,000

There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.

**The above expenditures are defined as follows:

Legal Fees:  Fees paid to our attorneys for preparation and filing of SEC documents, and other state and federal documents, as well as preparation of contracts and agreements, and consultation on business matters relating to operation of the business.  These legal fees do not include fees associated with this Offering.

Audit Fees: Fees paid to our independent auditor to audit and review our financial statements in relation to SEC reporting requirements once we are required to do so.  These fees do not include fees associated with this Offering.

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Other Fees:  Fees paid to our accountants for ongoing financial statement preparation.  Fees paid to the transfer agent for issuing corporate stock and facilitating subsequent stock transactions and oversight, and any other fees that may be paid for ongoing corporate services.  These fees do not include fees associated with this Offering.

Product: Monies paid to manufacturers to build, assemble, and supply our illuminated pendant.  These fees do not include fees associated with this Offering.

Marketing & Promotional Expenses:  Costs of developing marketing and promotional materials.  This includes some contracted design services, printing, advertising print copy and mail and distribution costs.  These fees do not include fees associated with this Offering.

Website design, development, hosting and maintenance:  Monies paid to independent contractors to build, host and maintain the Company website.  These fees do not include fees associated with this Offering.

Administrative:  Any monies paid for communications, postage and shipping, office supplies and other miscellaneous items that are administrative in nature.  These fees do not include fees associated with this Offering.

There is no assurance that we will be able to raise the entire amount of this Offering.  The Offering is being made on a best-effort, no minimum basis. Tables presented in this section are for illustrative purposes only; the actual amount and use of proceeds, if any, may differ.

The following chart details how we will use the proceeds if we raise only 75% of this Offering:

Expenditure Item**	75%
Legal Fees	$15,000
Audit Fees	10,000
Other Fees (Accounting, transfer agent, etc.)	5,000
Product	25,000
Marketing & Promotional Expenses	12,500
Website Design	5,000
Administrative	2,500
Total	$75,000

If only 75% of this Offering is sold, the Company will have to reduce its development plans slightly.  Its legal and auditing requirements will be met at the same level as would be done if 100% of the stock Offering were sold.  We will have less money for product inventory and reduced marketing dollars.

The following chart details how we will use the proceeds if we raise only 50% of this Offering:

Expenditure Item**	50%
Legal Fees	$10,000
Audit Fees	10,000
Other Fees (Accounting, transfer agent, etc.)	5,000
Product	15,000
Marketing & Promotional Expenses	2,500
Website Design	5,000
Administrative	2,500
Total	$50,000

If only 50% of this Offering is sold, the Company will have to strictly curtail its development plans.  It will only utilize its attorney to do what is necessary to meet its SEC, State and Federal reporting and licensing requirements.  Its audit requirements will be met at the same level as would be done if 100% of the stock Offering were sold.  We will look to other less expensive ways of having our financials prepared and we will engage our transfer agents for only the most necessary tasks.  We will look to other more creative ways of financing our website development and operation.  Although there is no written agreement, the President has agreed to pay for any additional expenses as necessary.  Any expenses paid by the

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President will be on a shareholder’s loan basis.  The Company’s President is prepared to loan the Company up to $100,000.00, as needed to pay expenses, during its first year of operations, although there is no guarantee that such a loan will be made.

The following chart details how we will use the proceeds if we raise only 25% of this Offering:

Expenditure Item**	25%
Legal Fees	$ 9,000
Audit Fees	10,000
Other Fees (Accounting, transfer agent, etc.)	1,500
Product	2,500
Marketing & Promotional Expenses	1,000
Website Design	500
Administrative	500
Total	$25,000

If only 25% of this Offering is sold, the Company will have to strictly limit its development plans.  It will only utilize its attorney to do what is necessary to meet its SEC, State and Federal reporting and licensing requirements.  Its audit requirements will be met at the same level as would be done if 100% of the stock Offering were sold.  We will look to other less expensive ways of having our financials prepared and we will engage our transfer agents for only the most necessary tasks.  We will look to other more creative ways of hosting our website, and marketing online.  Although there is no written agreement, the President has agreed to pay for any additional expenses as necessary.  Any expenses paid by the President will be on a shareholder’s loan basis.  The Company’s President is prepared to loan the Company up to $100,000.00, as needed to pay expenses, during its first year of operations, although there is no guarantee that such a loan will be made.

No proceeds from this Offering will be paid to our sole Officer and Director in the form of commissions, salary, or other compensation.

Item 5.  Determination of Offering Price

The Offering Price of the common stock has been arbitrarily determined and bears no relationship to any objective criteria of value.  The Offering Price does not bear any relationship to the Company’s assets, book value, historical earnings, or net worth.  In determining the Offering Price, management considered such factors as anticipated results of operations, present financial resources and the likelihood of acceptance of this Offering, if any.  Accordingly, the Offering Price should not be considered an indication of the actual value of our securities.

Item 6.  Dilution

We are offering shares of our common stock at a fixed Offering Price of $0.01 per share through this Offering.  Since inception, March 22, 2011, our sole officer and director has purchased shares of our common stock for $0.01 per share.  Following is a table detailing dilution as of March 31, 2011, to investors if 100%, 75%, 50%, or 25% of the Offering is sold.

	100%	75%	50%	25%
Net Tangible Book Value Per Share Prior to Stock Sale	$0.0090	$0.0090	$0.0090	$0.0090
Pro Forma Net Tangible Book Value Per Share After Stock Sale	$0.0080	$0.0075	$0.0066	$0.0047
Increase in net book value per share due to stock sale	$-0.0010	$-0.0015	$-0.0024	$-0.0043
Loss (subscription price of $0.01 less NBV per share)	$0.0020	$0.0025	$0.0034	$0.0053

Item 7. Selling Security Holders

Our current shareholder is not selling any of the Shares being offered in this Prospectus.

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Item 8.  Plan of Distribution

This is a self-underwritten “best-efforts” Offering.  This Prospectus is part of a registration statement that permits our sole officer and director to sell the Shares being offered by the Company directly to the public with no commission or other remuneration payable to him for any Shares he may sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the Shares through a broker-dealer.  Our sole officer and director will sell the Shares and intends to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, our sole officer and director will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Act of 1934.  The sole officer and director will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer;

a.

Our sole officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation, and,

b.

Our sole officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities, and

c.

Our sole officer and director is not, nor will be at the time of their participation in the Offering, an associated person of a broker-dealer; and

d.

Our sole officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he  (A) primarily performs, or is intended to primarily perform at the end of the Offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or has been an associated person of a broker or dealer, within the preceding twelve months, and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our sole officer and director does not, nor do any affiliates of the same, intend to purchase any Shares in this Offering.

Each investor who elects to purchase common stock through this Offering will be required to sign a subscription agreement.  Each such agreement will require the shareholder to indicate i) his, her or its address; ii) the number of shares and the price per share; iii) that the potential shareholder has been furnished and reviewed a copy of the Prospectus and has had an opportunity to make inquiries from management of Lightcollar; iv) the investor understands the risk of the investment and v) whether the investor has discussed the investment with an investment advisor.

Additionally, our common stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules generally apply to companies whose common stock is not listed on The NASDAQ Stock Market or other national securities exchange and trades at less than $4.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Item 9.  Description of Securities to be Registered

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, $.001 par value per share.  The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, when and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.  Under the terms of our bylaws, if a majority of shareholders entitled to vote on any

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action at a shareholder meeting are present, either in person or by proxy, any action may be approved if there are more votes in favor of the action than opposed.  Any action shareholders can take, upon a majority vote, at a meeting of shareholders can also be taken by written consent, of a majority of the shares entitled to vote, in lieu of a special or annual meeting.

Non-Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Dividend Policy

The Company does not anticipate paying dividends on its common stock at any time in the foreseeable future.  The Company’s Board of Directors currently plans to retain earnings for the development and expansion of the Company’s business.  Any future determination as to the payment of dividends will be at the discretion of the Board of Directors of the Company and will depend on a number of factors including future earnings, capital requirements, financial conditions and such other factors as the Board of Directors may deem relevant.

Terms of the Offering

The Shares will be sold at the fixed price of $0.01 per share until the completion of this Offering.  There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This Offering will commence on the date the registration statement is declared effective (which also serves as the date of this Prospectus) and will continue for a period of 180 days, unless we extend the Offering period for an additional 90 days, unless the Offering is completed by or otherwise terminated by us prior to completion (the “Expiration Date”).  Reasons the Board may consider in determining whether to extend or terminate the Offering may include, but are not limited to, amount of funds raised at the end of the 180 day period; potential to raise additional capital; and response to offering to date.

This Offering has no minimum amount required, and, as such, we will be able to spend any of the proceeds received by us.

Offering Proceeds

We will be selling all of the 10,000,000 shares of common stock we are offering as a self-under-written Offering.  There is no minimum amount we are required to raise in this Offering and any funds received will be immediately available to us.

Procedures and Requirements for Subscription

To subscribe for the Shares investors will be required to execute a Subscription Agreement and tender it, together with a check or certified funds, for the subscription amount, to our attorneys, Parsons/Burnett/Bjordahl/Hume, LLP.  Subscriptions, once received by our attorneys, are irrevocable.  All checks or certified funds for subscriptions should be made payable to “Lightcollar, Inc. c/o Parsons/Burnett/Bjordahl/Hume, LLP IOLTA”.  Upon receipt and verification of funds, the Company will cause stock certificates to be issued and delivered (via U.S. Postal Service or other third party delivery service) to the purchasing shareholder.

Right to Reject Subscription

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by us or our attorneys to the subscriber, without interest or deductions.  Subscriptions for Shares will be accepted or rejected within 48 hours after we receive them.

Preferred Stock

The Company currently has 20,000,000 shares of preferred stock, par value $0.001, authorized.  The Board of Directors is authorized to designate shares of preferred stock in such series and with such rights as they deem appropriate.  There are currently no Preferred Shares designated or issued.

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Employee Stock Option Plan

At the time of this Offering, the Company has no employee stock option plan or other employee benefit plan nor does it intend to implement any such plans in the foreseeable future.

Transfer Agent

The Company has not engaged a transfer agent as at the time of this filing.

Item 10.  Interests of Named Experts and Counsel

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or Offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the Registrant or any of its parents or subsidiaries.  Nor was any such person connected with the Registrant or any of its parents or subsidiaries as a promoter, manager or principal underwriter, voting trustee, director, officer, or employee.

Parsons/Burnett/Bjordahl/Hume, LLP, of Spokane, Washington, our independent legal counsel, has provided an opinion on the validity of Lightcollar’s common stock.

Legal – Robert J. Burnett

Parsons/Burnett/Bjordahl/Hume LLP

505 W. Riverside Avenue, Suite 500
Spokane, WA 99201
(509) 252-5066 (office)
(509) 252-5067 (fax)

The March 31, 2011 financial statements included in this filing have been audited by the independent audit firm of DeCoria, Maichel & Teague, P.S. of Spokane, Washington.

DeCoria, Maichel & Teague, PS

7307 N. Division, Suite 222

Spokane, WA 99208

(509) 535-3503 (office)

(509) 535-9391 (fax)

Item 11.  Information With Respect to Registrant

Description of Business

Lightcollar, Inc. is a Nevada corporation formed on March 22, 2011.  The Company intends to develop its business marketing and selling illuminated animal collar pendants for the United States (“U.S.”) and Canadian marketplace.

We are a developmental stage company.  We have never conducted active operations, we have had no revenues and we have minimal assets.  We have never declared bankruptcy, been in receivership, or involved in any legal action or proceedings.  Since incorporating, we have not made any significant purchases or sales of assets, nor have we been involved in any mergers, acquisitions or consolidations.  Lightcollar is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.  Lightcollar nor its sole officer, director, or any affiliates thereof, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition, merger or other business combination.

Lightcollar is building a business as a marketer and retailer of illuminated pet collar pendants.  What we are referring to as a pendant will include a water-proof haul, battery, light source, illuminating lens, switch and latch.

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We intend to build a working relationship with an already established computer numerical control (“CNC”) production machining company.  CNC machining is the preferred method for manufacturing small precision devices.  Although we have not identified a U.S. or Canadian manufacturer or supplier of these products, we have identified companies that already produce these products in China.  To date our discussions have been limited to inquiring as to purchasing processes and requirements requesting a particular manufacturer in China to provide the Company with a preliminary design of a proposed pendant.  We intend to work with our eventual manufacturer to jointly design the pendant(s) we intend to sell.  Alternatively, if we cannot locate a manufacture that can help us design our product(s) then we may choose a manufacturer that has already designed pendants.  The Company’s director is actively working on this project and expects to secure a producer/supplier, develop its website, create promotional materials, and introduce the Lightcollar brand as soon as possible.

At present, Lightcollar does not have an agreement with a manufacturer to supply its product nor has a design been finalized.  However, Lightcollar intends to have the product machined and assembled at the same location: typically products machined and assembled at the same location require no final fittings.  The Company intends to enter into formal discussions with a product supplier as soon as possible.  If the Company ultimately chooses a supplier based in Asia we will have to monitor the manufacturing process from our office in Canada, arrange to have the pendants transferred from the manufacturing facility to a shipping port and then shipped to our location in Canada before we can fulfill orders from our customers.

Lightcollar will provide a website with catalogue, specifications and other information to inform potential customers, regarding our product(s).  Customers will order pendants through our website.  We will ship our pendants to our customers.  The cost of shipping will be paid by the customers at the time they order and pay for the pendant(s) via our website.

Although Lightcollar intends to sell its product(s) primarily through its website, the Company also plans on attending tradeshows and marketing its product to small retailers at such tradeshows.  The Company intends to locate customers and market its website by advertising through various mediums including; newspapers, magazines, radio, television, and affiliate website promoting (i.e. banner advertising and member/group email promoting).  We also intend to market the website (and our product(s)) through as many free sources as possible such-as; online classifieds, online pet-care forums, and pet related newsgroups.

Pet fashion/safety products are very much a niche product.  Potential customers are typically individuals with a special preference or interest in the product.  Lightcollar could not find comprehensive and reliable statistics on pet fashion/safety sales and/or the market for such products.

Lightcollar intends to compete in the marketplace in the U.S. and Canada based on reputation, product quality, ease of shopping experience and price.  Since we do not have a reputation, we intend to associate ourselves with a reputable supplier.  By associating with a reputable supplier, Lightcollar will endeavor to provide quality products created by firms with proven records.  In so far as price is concerned, Lightcollar plans to provide a product at a price that is competitive with domestic products.

Competition

Our limited research on the internet did not result in the identification of any companies currently manufacturing and/or supplying an illuminated pendant for pets in North America.  A search of the internet indicates there are such products manufactured and sold in Asia; however, no illuminated pendants companies appear to exist in North America.

According to the 2011-2012 American Pet Products Association (“APPA”) National Pet Owners Survey; 62% of U.S. households own a pet, which equates to 72.9 million homes.  Since 1994 the Total U.S. Pet Industry Expenditures has increased at an average rate of $2.6 billion per year and is estimated to be $50.84 billion in 2011.  Although our products can be used on a variety of animals other than dogs; 78.2 million of the pets owned in the United States are dogs.  Although statistics could not be found for pet safety/fashion; according to the 2011-2012 APPA National Pet Owners Survey, dog owners spend $186 annually on grooming, treats, and toys, which totals over $14 billion annually.

We have not obtained any empirical evidence detailing the competitive market in the U.S. and Canada for an illuminated pet pendant, and we cannot determine competitive factors with any degree of certainty.  We plan on working with a supplier who already manufactures these and/or similar products.  We do not at this time have any agreements or contracts with a supplier or company that provides such products.

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While we do not have empirical evidence to support our contentions, our internet research has led us to believe that competitive conditions are favorable.  We believe Lightcollar can be among the first companies to introduce such products into our target market areas. Although we have discovered that Americans do spend over $14 billion annually on toys, treats, and grooming; there is no guarantee that Lightcollar will be able to compete effectively with an unproven product and no clear and definite understanding of the competitive factors.  An investment in Lightcollar remains extremely risky.

There are no immediate or imminent threats to the supply or prices of related materials due to shortages or other factors that we are aware of at this time.  To our knowledge, at this time there are no government regulations, in the United States or Canada, that would prohibit or negatively affect Lightcollar from importing or exporting our product(s) into or out of those countries.  To our knowledge, at this time there are no import/export regulations or controls imposed by any of the potential countries, from which our product(s) could originate, that would prevent us from obtaining our product(s) or shipping our products to the U.S. or Canada.

The Company currently has no employees and has no plans to hire any employees during its first year of operation.  Lightcollar intends to use contracted services to conduct all aspects of its business.

Research and Development

As we build out our organization, we intend to incorporate a business development component that will be responsible for researching opportunities for growth; such as marketing our product abroad and expanding our shipping and distribution to Europe, and other parts of the world.  Our intended market for the first 12 months is the U.S. and Canada.

Reports to Security Holders

We will be filing this Prospectus as part of a Form S-1 registration statement with the SEC and will file reports, including quarterly and annual reports, with the SEC pursuant to Section 12(b) or (g) of the Exchange Act.  These reports and any other materials filed with the SEC may be read and copied at the SEC's Public Reference Room at 100 F Street NE, Washington, D.C. 20549.  Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.  The Company files its reports electronically with the SEC.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address of that site is http://www.sec.gov.

Description of Properties

We do not own or lease any real property.  Our personal property is limited to cash, our business plan and our domain name “lightcollar.com”. For the first year we will conduct our administrative affairs from our President’s office located at 3rd Avenue West, Unity, Saskatchewan, S0K 4L0, at no cost to the Company.  Within the first year, the Company will be making decisions on service provisions with regards to computer resources and customer service.  These decisions will lead us in our future determination of space and facility requirements.

Legal proceedings

We are not a party to any pending legal proceedings.

Market Price Of, And Dividends On, The Registrant’s Common Equity And Related Stockholder Matters

There is presently no public market for our common stock.  We anticipate applying for quotation of our common stock on an inter-dealer quotation system (such as the OTCBB, OTC Markets or Nasdaq OMX) upon the effectiveness of the registration statement of which this Prospectus forms a part.  However, we can provide Investors with no assurance that a market maker will agree to file an application on our behalf (as is required to be quoted on a quotation system); that our common stock will be quoted on any quotation platform, , or if quoted, that a public market will develop or sustain itself if one does develop.

Holders of Our Common Stock

As of the date of this Prospectus, we have one (1) shareholder, who is also the sole officer and director of Lightcollar.

.

Registration Rights

We have no outstanding shares of common stock or any other securities to which we have granted registration rights.

Dividends

The Company does not anticipate paying dividends on the Common Stock at any time in the foreseeable future.  The Company’s Board of Directors currently plans to retain earnings for the development and expansion of the Company’s business.  Any future determination as to the payment of dividends will be at the discretion of the Board of Directors of the Company and will depend on a number of factors including future earnings, capital requirements, financial conditions and such other factors as the Board of Directors may deem relevant.

Rule 144 Shares

All 2,000,000 of the presently issued and outstanding shares of our common stock are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  Rule 144, as amended, is an exemption that generally provides that a person, holding restricted securities of an issuer, who has satisfied the applicable one year holding period for such restricted securities may sell their restricted securities, without being considered an underwriter, in a brokers transaction (or directly to a market maker); Affiliates of a company (generally consisting of officers, directors or other persons exercising direction or indirect control of a company) may sell, pursuant to Rule 144, within any three month period an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale, provided the Company is current in its reporting obligations under the Exchange Act and subject to certain manner of resale provisions. The Company currently has one shareholder; our sole Officer and Director, who owns 2,000,000 restricted shares, or 100% of the outstanding common stock.  When these shares become available for resale, the sale of these shares by this individual, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of the Company’s common stock in any market that might develop.

Rule 144 is not available for either a reporting or non-reporting shell company unless the company: (1) has ceased to be a shell company; (2) is subject to the Exchange Act reporting obligations; (3) has filed all required Exchange Act reports during the preceding twelve months; and (4) at least one year has elapsed from the time the company filed with the SEC, current Form 10 type information reflecting its status as an entity that is not a shell company.

At the present time, we are classified as a “shell company” under Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.  As such, all restricted securities presently held by the founder of our Company may not be resold in reliance on Rule 144 until: (1) we file Form 10 information with the SEC when we cease to be a “shell company”; (2) we have filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time we file the current Form 10 type information with the SEC reflecting our status as an entity that is not a shell company.  See also the Risk Factor entitled “Shareholders Who Hold Unregistered Shares Of Our Common Stock Are Subject To Additional Resale Restrictions Due To Our Status As A “Shell Company.”

Financial Statements

The following financial statements are included herewith:

Audited financial statements for the period from inception to March 31, 2011

.

LIGHTCOLLAR, INC.

 (A DEVELOPMENT STAGE COMPANY)

AUDITED FINANCIAL STATEMENTS

FROM MARCH 22, 2011 (INCEPTION) TO MARCH 31, 2011

LIGHTCOLLAR, INC.

 (A DEVELOPMENT STAGE COMPANY)

INDEX TO AUDITED FINANCIAL STATEMENTS

FROM MARCH 22, 2011 (INCEPTION) TO MARCH 31, 2011

          Page(s)

     Report of Independent Registered Public Accounting Firm                                   22

     Balance Sheet as of March 31, 2011

  23

    Statement of Operations and Comprehensive Loss from

        March 22, 2011 (Inception) to March 31, 2011

      24

    Statement of Changes in Stockholders’ Equity from March 22, 2011

       (Inception) to March 31, 2011

     25

    Statement of Cash Flows from March 22, 2011 (Inception)

  to March 31, 2011

      26

    Notes to Financial Statements

     27-31

A PROFESSIONAL SERVICES FIRM
Certified Public Accountants | Business Consultants
dm-t
decoria • maichel • teague
7307 N. Division, Suite 222
Spokane, Washington 99208

Report of Independent Registered Public Accounting Firm

Board of Directors
Lightcollar, Inc.

We have audited the accompanying balance sheet of Lightcollar, Inc. (*A Development Stage Company*) ("the Company") as of March 31, 2011, and the related statements of operations, changes in stockholders' equity and cash flows for the period from March 22, 2011 (inception) to March 31, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit, the financial statements referred to above present fairly, in all material respects, the financial position of Lightcollar, Inc. as of March 31, 2011, and the results of its operations and its cash flows for the period from March 22, 2011 (inception) to March 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company has no revenue and an accumulated deficit which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

DeCoria, Maichel & Teague, PS

DeCoria, Maichel & Teague, P.S.

Spokane, Washington
May 6, 2011

LIGHTCOLLAR, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

 MARCH 31, 2011

ASSETS

Current Assets

Cash	$ 17,988

Total Current Assets	17,988

TOTAL ASSETS	$ 17,988

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Current Liabilities	$ -

Total Current Liabilities	-

Total Liabilities	-

STOCKHOLDERS' EQUITY

Preferred stock, par value $0.001, 20,000,000 shares authorized, none
issued and outstanding	-
Common stock, par value $0.001, 100,000,000 shares authorized and
2,000,000 shares outstanding	2,000
Additional paid-in capital	18,000
Deficit accumulated during the development stage	(2,012)

Total Stockholders' Equity	17,988

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 17,988

The accompanying notes are an integral part of these financial statements.

23 of 35

LIGHTCOLLAR, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS FROM MARCH 22, 2011 (INCEPTION)

TO MARCH 31, 2011

INCOME	$ -

OPERATING EXPENSES
Organizational expenses	2,012
Total Operating Expenses	2,012

NET LOSS	$ (2,012)

NET LOSS - BASIC AND DILUTED	$ Nil

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	2,000,000

The accompanying notes are an integral part of these financial statements.

24 of 35

LIGHTCOLLAR, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

FROM MARCH 22, 2011 (INCEPTION) TO MARCH 31, 2011

				Deficit Accumulated
	Common Stock		Additional	During Development	Stockholders'
	Shares	Amount	Paid-in Capital	Stage	Equity
March 25, 2011 sale of 2,000,000
shares at $.01 per share	2,000,000	$ 2,000	$ 18,000	$ -	$ 20,000
March 25 through March 31, 2011 loss	-	-	-	(2,012)	(2,012)
Balance, March 31, 2011	2,000,000	$ 2,000	$ 18,000	$ (2,012)	$ 17,988

The accompanying notes are an integral part of these financial statements.

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LIGHTCOLLAR, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

FROM MARCH 22, 2011 (INCEPTION) TO MARCH 31, 2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (2,012)

Changes in operating assets and liabilities	-

Net cash used in operating activities	(2,012)

CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
Sale of stock	20,000

NET INCREASE IN CASH AND CASH EQUIVALENTS	17,988

CASH AND CASH EQUIVALENTS -
BEGINNING OF PERIOD	-

CASH AND CASH EQUIVALENTS -
END OF PERIOD	$ 17,988

The accompanying notes are an integral part of these financial statements.

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LIGHTCOLLAR, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2011

NOTE 1-

ORGANIZATION AND BASIS OF PRESENTATION

Lightcollar, Inc. (the Company) was incorporated on March 22, 2011 under the laws of the State of Nevada.  The business purpose of the Company is to resell an illuminated pet collar pendant through the Company owned website, lightcollar.com.  The website will be a promotional center for the product. The Company has selected March 31 as its fiscal year end.

NOTE 2-

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is considered to be in the development stage as defined in ASC 915-10-05, “Development Stage Entity.”   The Company is devoting substantially all of its efforts to the execution of its business plan.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash-equivalents consists principally of demand deposits at commercial banks.  The Company had $17,988 cash and cash equivalents as of March 31, 2011.

Start-up Costs

In accordance with ASC 720-15-20, “Start-up Activities,” the Company expenses all costs incurred in connection with the start-up and organization of the Company.

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LIGHTCOLLAR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2011

NOTE 2-

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(CONTINUED)

Domain Name Transfer

The domain name “lightcollar.com” was transferred to us from our sole Officer and Director on July 6, 2011 and had only a nominal fair value of $45.  The transfer was accounted for as a nonreciprocal transfer under ASC 845-10-30-1 and as such recorded at fair value at that time.

Office Space and Labor

The Company’s sole Officer and Director will provide the labor required to execute our business plan and supply the necessary office space and facilities for the first year of operations.  The Company will recognize the fair value of services and office space provided by our sole Officer and Director as contributed capital in accordance with ASC 225-10-S99-4.  From inception (March 22, 2011) through March 31, 2011 the fair value of services and office space provided was estimated to be nil.

Common Stock Issued For Other Than Cash

Services purchased and other transactions settled in the Company's common stock are recorded at the estimated fair value of the stock issued if that value is more readily determinable than the fair value of the consideration received.

Net Income or Loss Per Share of Common Stock

The following table sets forth the computation of basic and diluted loss per share:

FROM MARCH 22, 2011 (INCEPTION)
TO MARCH 31, 2011

Net loss	$ (2,012)

Weighted average common
shares outstanding (Basic)	2,000,000

Options	-
Warrants	-

Weighted average common
shares outstanding (Diluted)	2,000,000
Net loss per share
(Basic and diluted)	$ Nil

As of March 31, 2011 the Company had 2,000,000 common shares outstanding.  The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

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LIGHTCOLLAR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2011

NOTE 2-

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(CONTINUED)

Recently Enacted Accounting Standards

In June 2009 the FASB established the Accounting Standards Codification (“Codification” or “ASC”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”).  Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) issued under authority of federal securities laws are also sources of GAAP for SEC registrants.  Existing GAAP was not intended to be changed as a result of the Codification and, accordingly, the change did not impact our financial statements.  The ASC does change the way the guidance is organized and presented.

Accounting Standards Update (”ASU”) ASU No. 2009-05 (ASC Topic 820, which amends “Fair Value Measurements and Disclosures – Overall,” ASU No. 2009-13 (ASC Topic 605), “Multiple-Deliverable Revenue Arrangements,” ASU No. 2009-14 (ASC Topic 985), “Certain Revenue Arrangements that include Software Elements,” and various other ASU’s, No. 2009-2 through ASU No.

2011-02, which contains technical corrections to existing guidance or affect guidance to specialized industries or entities, were recently issued.  These updates have no current applicability to the Company or their effect on the financial statements would not have been significant.

Fair Value Measures

Accounting principles requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

•

Level 1: applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

•

Level 2: applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

•

Level 3: applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

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LIGHTCOLLAR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2011

NOTE 2-

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(CONTINUED)

Fair Value Measures (Continued)

Our financial instruments consist principally of cash. The table below sets forth our assets and liabilities measured at fair value, on a recurring basis and the fair value calculation input hierarchy level that we have determined applies to each asset and liability category.

	Balance March 31, 2011	Input Hierarchy level
Cash and cash equivalents	$ 17,988	Level 1

NOTE 3-

PROVISION FOR INCOME TAXES

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income regardless of when reported for tax purposes.  Deferred taxes are provided in the financial statements under ASC 740-10-65-1 to give effect to the temporary differences which may arise from differences in the bases of fixed assets, depreciation methods  and allowances based on the income taxes expected to be payable in future years.  Minimal development stage deferred tax assets arising as a result of net operating loss carry-forwards have been offset completely by a valuation allowance due to the uncertainty of their utilization in future periods.  Operating loss carry-forwards generated during the period from March 22, 2011 (date of inception) through March 31, 2011 of $2,012 will begin to expire in 2031.  Accordingly, using an effective rate of 35%, deferred tax assets of approximately $704 were offset by the valuation allowance.

The Company has no tax positions at March 31, 2011 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility.

The Company recognizes interest accrued relative to unrecognized tax benefits in interest expense and penalties in operating expense.  During the period from March 22, 2011 (inception) to March 31, 2011 the Company recognized no income tax related interest and penalties.  The Company had no accruals for income tax related interest and penalties at March 31, 2011.

NOTE 4 -

STOCKHOLDERS’ EQUITY

Preferred Stock

As of March 31, 2011 the Company has 20,000,000 shares of preferred stock authorized with a par value of $0.001 per share.  No preferred shares are issued and outstanding.

30 of 35

LIGHTCOLLAR, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2011

NOTE 4 -

STOCKHOLDERS’ EQUITY, (CONTINUED)

Common Stock

As of March 31, 2011 the Company has 100,000,000 shares of common stock authorized with a par value of $0.001 per share. As of March 31, 2011, 2,000,000 shares have been sold.

On March 25, 2011 the Company authorized the sale of 2,000,000 shares of its common stock to its founding President for $.01 per share for $20,000 cash to provide initial working capital.

The $20,000 sale of stock, less $2,012 loss, equals stockholders’ equity of $17,988 as of March 31, 2011.

NOTE 5 -

COMMON STOCK OFFERING

The Company has authorized a common stock offering of a maximum of 10,000,000 unregistered shares at a price of $0.01 per share for gross proceeds of $100,000.  Proceeds of the offering will be used for administrative expenses and execution of the Company’s business plan.

NOTE 6 -

FOREIGN CURRENCY TRANSLATION

Since the Company may operate in Canada there is potential for transactions denominated in Canadian dollars, although none occurred as of March 31, 2011.  Assets and liabilities denominated in Canadian dollars are revalued to the United States dollar equivalent as of the reporting date.  The effect of change in exchange rates from the transaction dates to the reporting date, for assets and liabilities, is reported as a non-operating Foreign Currency Gain or Loss.

NOTE 7 -

GOING CONCERN

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern.  The Company has incurred an operating deficit since its inception, is in the development stage and has generated no operating revenue. These items raise substantial doubt about the Company’s ability to continue as a going concern.

In view of these matters, realization of the assets of the Company is dependent upon the Company’s ability to meet its financial requirements through equity financing and the success of future operations.  These financial statements do not include adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

NOTE 8 -

SUBSEQUENT EVENTS

The Company has evaluated events from March 31, 2011 through the date the financial statements were issued.  There are no subsequent events required to be disclosed.

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

THE FOLLOWING SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND THE RELATED NOTES ELSEWHERE IN THIS PROSPECTUS.  THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS BASED UPON CURRENT EXPECTATIONS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS OUR PLANS, OBJECTIVES, EXPECTATIONS, AND INTENTIONS.  OUR ACTUAL RESULTS AND THE TIMING OF CERTAIN EVENTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS," "DESCRIPTION OF BUSINESS," AND ELSEWHERE IN THIS PROSPECTUS.

Revenue and Cost Recognition

We recognize revenue at the time the product is provided and paid for by the customer.  We follow Accounting Standards Codification (“ASC”) 605, “Revenue Recognition”  Issue ASC 605 requires that all amounts billed to customers related to shipping and handling should be classified as revenues.  Our service costs include amounts for shipping and handling, therefore, we charge our customers shipping and handling fees at the time the products are shipped or when services are performed. The cost of shipping services to the customer is recognized at the time the services are shipped to the customer and our policy is to classify them as shipping expenses.  The cost of shipping services to the customer is classified as a shipping expense.

In addition to the above, ASC 605 address certain criteria for revenue recognition.  ASC 605 outlines the criteria that must be met to recognize revenue and provides guidance for disclosures related to revenue recognition policies.  Our revenue recognition policies comply with the guidance contained in ASC 605.

Operating and General & Administrative Expenses

Income Taxes

At March 31, 2011, the Company had no income.  We have not generated income since inception.

Capital and Liquidity

We have cash assets at March 31, 2011, of $17,988.  We will be reliant upon proceeds raised from the Offering being registered pursuant to an S-1 registration statement of which this Prospectus forms a part, other (private or public) placements of equity or debt securities, loans from our sole Officer, Director and Shareholder, third party loans and/or future revenues from operations. We currently have no plans to conduct additional offerings of equity or debt securities nor have we secured any loans.  Our sole Officer, Director and Shareholder has agreed, although no written agreement exists, to loan the Company up to $100,000.00, as needed, to pay expenses of the Company’s operations, although there is no guarantee that such a loan will be made.

Without raising any funds through this Offering, devoting any cash currently on hand towards business development purposes, earning any operating revenues or accessing any additional capital, the Company can continue to operate, in accordance with its business plan, for approximately 3 months.  The period of time we are able to sustain operations at the various levels of funding pursuant to this Offering are directly dependent upon how much of our business plan we choose to implement at any given time.  The Use of Proceeds tables (set forth in Item 4 above) reflect the level of implementation of our business plan funding over the course of a twelve (12) month period.  The Plan of Operation section below details the timeline in which our business plan will be implemented and the associated costs.  We may choose to fund various portions of our business plan at different levels which may affect not only the level of our operations but also the length of time we can continue our operations without requiring additional capital.  If we do not raise enough funds through this Offering to fully implement our business plan and generate sufficient revenues to sustain operations we will need to seek out additional sources of capital through equity and/or debt offerings, borrowing or other sources.  Currently the only other source of funding we have identified is through our sole Officer, Director and Shareholder who has agreed, although there is no written agreement, to loan the Company up to $100,000.00 to pay expenses of Company operations, although there is no guarantee that such a loan will be made.  If we are unable to raise sufficient proceeds through this Offering or to locate and obtain other financing sufficient to allow us to continue our operations we will have to curtail our operations, scale back implementation of our business plan and our business could fail, we may cease operations and investors may lose their entire investment in the Shares.

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Long-Term Debt

At March 31, 2011, the Company had no long-term debt.  We may borrow money in the future to finance our future operations.  Any such borrowing will increase the risk of loss to the investor in the event we are unsuccessful in repaying such loans.

We may issue additional shares of our capital stock to finance our future operations, although the Company does not currently have any plans to conduct any further offerings of equity or debt securities.  Any such issuance will reduce the control of previous investors and may result in substantial additional dilution to investors purchasing shares from this Offering.

Plan of Operation

During the first stages of our growth, our sole officer and director will provide all the labor required to execute our business plan, and since we intend to operate with very limited administrative support, he will continue to be responsible for the majority of labor required for at least the first year of operations.

We are a development stage enterprise with limited operations.  We have had no revenues since inception, and have limited financial backing and assets.

Our plan of operation is to market and sell, as an online retailer, an illuminated pet collar pendant in the U.S. and Canadian market.  We estimate that we need at least twenty five thousand dollars ($25,000) in capital for the next twelve months of operations.  This amount of capital will only allow us to put into operation a minimal amount of our business plan.

The Company will not commence sales of any pendants prior to: locating and securing a manufacturer; finalizing a product design; and developing a functional website capable of processing customer orders   Although we have not identified a U.S. or Canadian manufacturer or supplier of these products, we have identified companies that already produce these products in China.  To date our discussions have been limited to inquiring as to order processes and requirements and requesting a particular manufacturer in China to provide the Company with a preliminary design of a proposed pendant.  We intend to work with our eventual manufacturer to jointly design the pendant(s) we intend to sell.  Alternatively, if we cannot locate a manufacturer that can help us design our product(s) then we may choose a manufacturer that has already designed pendants.  The Company’s President is actively working toward and by the end of calendar year 2011 intends to secure, a producer/supplier; complete (or choose) product design(s); and procure our initial inventory of product. .  With the exception of unit cost, shipping, brokerage and quantity purchasing, our discussions with manufacturers have not uncovered any additional financial consideration to acquire product.  The Company expects to commit to an initial level of inventory cost of $2,500 (inclusive of unit cost, shipping, brokerage and quantity purchasing).

Once we have secured a producer/supplier, and upon the receipt of our initial supply of inventory, we can start preparing our website and promotional materials.  Photographing the pendants for promotional use will not be a cost to the company.  The Company’s President has the photography equipment and software necessary for the creation of digital images and as such photographing the products for inclusion on our website and in our other promotional materials will not result in a cost to the Company.  The Company’s President will design the layout of our promotional materials at no cost to the Company. Lightcollar intends to initially keep the paper printing of its promotional literature to a minimum, and does not expect to spend more than $500.00 on printing on its promotional materials during the period between the date of this Prospectus and the end of the first quarter of calendar 2012.  Depending on our success in raising capital through this Offering and also our success in marketing and selling our product(s) we will increase our marketing budget as necessary and as we are able going forward.

The Company’s President originally registered the domain name “lightcollar.com” but that domain name has been transferred to the Company.    We intend to develop a website with a catalogue, specifications and other information to inform potential customers of the benefits and particulars of the product and to allow customers to purchase pendants from us.

The Company’s President will design the website at no cost to the Company; however, we expect basic web-hosting services to cost approximately $40 per month and advanced web-hosting services to cost approximately $400 per month.  Basic web-hosting services will not offer any email marketing tools, additional search engine visibility, or enhanced code encryption.  An advanced web-hosting service will allow the company to see precisely what locations our customers are in, as well as provide our customers with the highest level of encryption, premium search-engine visibility, as well as ad space, and spam-free email campaigning

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Lightcollar intends to have a functional website, and to begin actively selling its product(s), by the end of the first quarter of calendar year 2012. The Company initially expects to maintain its own basic website at a cost of approximately $40 per month through to the end of the first quarter of calendar year 2012 and then secure advanced hosting services at a cost of approximately $400 per month going forward.

Once the website has been developed and is operational, we intend to market the website utilizing all of the free online marketing that we are able to find as well as paid advertising.  During calendar year 2012 we expect to spend between $1,000.00 and $20,000.00 on advertising our website and product(s).

Further development of the type, style and content of promotional materials will be undertaken after the initial roll out of our website.  After undertaking the development of our promotional materials the Company will further formulate its marketing plan by, in part, identifying potential trade shows to attend and promotional materials to display at such trade shows.  For the foreseeable future our President will undertake all marketing efforts on behalf of the Company.

Initially we intend to market our product(s) throughout the U.S. and Canada and conduct sales primarily via the internet.  We also intend to expand our revenues by selling to other retailers, taking orders at trade shows and generating interest through word of mouth.  We intend to grow the business throughout Canada and the United States as demand warrants.  We have no plans to expand the region of operation until such time as we have developed the North American business and built a strong and effective organization.  We do not intend to market our business outside of the U.S. and Canada during our first year of operations.  As we build out our organization, we intend to incorporate a business development component that will be responsible for researching opportunities for growth; such as, marketing our product abroad and expanding our shipping and distribution to Europe, and other parts of the world.

Lightcollar intends to earn operating revenues through the sale of illuminated pet collar pendants.  There is no guarantee or assurance that Lightcollar will earn any operating revenues at any time after the date of the current financial statements.  Without sales and operating revenues, Lightcollar will not be able to produce sufficient cash to support its plan of operations during the 12 month period after the date of the financial statements.  In the event that sales do not provide the required cash the Company needs to operate its business, the Company will need to seek additional funds through the offering of its equity or debt securities, third party loans or through other financing methods.  The Company has not identified any source of other financing and there is no guarantee the Company will be able to secure any additional financing or secure any such available financing on acceptable terms.

The business we are developing does not have significant, apparent environmental drawbacks within our targeted market.  Similar to a wristwatch, the units will include batteries.  When the battery becomes no longer usable the customer will exchange the watch-type battery for a new one at their local battery retailer.  We will be purchasing and retailing products that will have already undergone all the milling, manufacturing and assembly.  To our knowledge we do not require any special government licensing, nor do we fall within an industry or service sector with particular or onerous reporting or compliance standards or regulations.

So far as government licensing and permits required by the countries into which we are intending to sell and export our products, we intend to make it a term of the sale that our customers are responsible for all local licensing, permits, inspections and other government fees, levies or costs.  With the exception of sales tax and income tax, all purchase and sales agreements will be structured to ensure Lightcollar is not liable for any costs associated with licensing, compliance, permits, inspections or other government fees or costs.

The Company has no plans to hire employees during the first year of operations.  The President has a functional home office where he has all the necessary space and equipment to conduct Lightcollar business for at least the first year of operations.  He plans to continue to supply the necessary office space and facilities to the Company for at least the first year of their operation at no cost to the Company.  The President also has access to, and experience with the necessary professional and clerical resources that the Company can engage any time on a fee for service or contractual basis.

As of March 31, 2011, the Company had not generated any revenues and had a net loss of $(2,012).  The Company requires an estimated $25,000 of the funds it intends to raise by this Offering in order to carry out its plan of operation.  The plan of operation will not move forward until such time as the S-1 registration statement, of which this Prospectus forms a part, becomes effective and subsequent funds become available from the sale of the Shares.

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Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Directors, Executive Officers, Promoters, and Control Persons

Set forth below is the name and age of each individual who was a director or executive officer of Lightcollar as of the date of this Prospectus, together with all positions and offices of the Company held by each and the term of office and the period during which each has served:

Name	Age	Position with the Company	Term Of Office
Colin Mills	33	President/Secretary/Treasurer/Director	March 25, 2011 - Present

Biographical Information

Colin Mills, Founder, sole Director, President, Secretary and Treasurer. Age 33.  Term of service commenced March 25, 2011, effective for one year – renewable.

Mr. Mills has 12 years of experience working with the public in customer service and retail sales rolls.  He has two years of formal education from the University of the Fraser Valley and is an experienced website developer and administrator.  In 2002 and 2003 Mr. Mills worked with Dynasty International Corporation: he created and maintained their website as well as held the positions of Secretary and Treasurer.  He has 15 years’ experience working directly with people in his community and spends much of his time working with computers and learning various software programs.  Through word of mouth commendations, Mr. Mills has found success working as a private computer consultant in varying capacities over the past ten years.

From 2006 to present Mr. Mills has operated his own computer consulting business: Capital Management.  Mr. Mills has experience producing promotional material as well as implementing picture, video, and e-commerce/shopping-cart into a Graphical User Interface (GUI).  Mr. Mills has extensive experience working with layout, and editing software such-as Adobe’s “Photoshop” and “Illustrator.”  He is familiar with web-development layout and language, and is capable of working with creative style sheets, html, java, flash, and implementing third party encrypted shopping cart software into a domain.  Through word of mouth recommendations, Mr. Mills has built custom personal computers for over 10 years.  Through his genuine interest and knowledge of computer hardware, he has gained experience by recommending duty-specific hardware, installing hardware, trouble-shooting devices, building entire computer systems, and installing various operating software such as Microsoft Windows, OSX, and various releases of Linux.

Mr. Mills is able and willing to devote seventy- five percent (75%) of his working day to Lightcollar responsibilities.  He will continue to take the leading role in managing the Company, until the stock has been registered and the Company has retained full time professional management.

Involvement in Certain Legal Proceedings

During the past ten years, no present or former director or executive officer of our company: (1) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or present of such a person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer within two years before the time of such filing; (2) was convicted in a criminal proceeding or is a  named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director of any investment company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging

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in any type of business practice; (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodity laws; (4) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity; (5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law and the judgment was not subsequently reversed, suspended or vacated; (6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated. (7) was the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation, or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or (iii) any law or regulation prohibiting mail or wire fraud in connection with any business entity; or (8) was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act ) or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Executive Compensation

The following table sets forth information concerning the total compensation paid or accrued by us from the time the Company was incorporated, March 22, 2011, to the fiscal year ended March 31, 2011, to (i) all individuals that served as our principal executive officer or acted in a similar capacity for us at any time during the fiscal year ended March 31, 2011,  (ii) all individuals that served as our principal financial officer or acted in a similar capacity for us at any time during the fiscal year ended March 31, 2011; and (iii) all individuals that served as executive officers of ours at any time during the fiscal year ended March 31, 2011, that received annual compensation during the fiscal year ended March 31, 2011.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Colin Mills Founder, Sole Officer and Director	2011	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Director Compensation

Our director does not receive any compensation for serving as such, for serving on committees of the Board of Directors or for special assignments.  During the period ended March 31, 2011, there were no other arrangements between us and our director that resulted in our making payments to our director for any services provided to us by him as a director.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of the Company's officer, director, and persons who own more than five percent of the Company's common stock as of May 31, 2011.  Under relevant provisions of the Exchange Act, a person is deemed to be a "beneficial owner" of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security.  A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership in 60 days.  More than one person may be deemed to be a beneficial owner of the same securities.  The percentage ownership of each stockholder is calculated based on the total number of outstanding shares of our common stock as of May 31, 2011.

Amount and Nature of Beneficial Ownership as of May 31, 2011.

Name of Beneficial Owner of Common Shares	Address of Beneficial Owner of common Shares	Number of Common Shares Owned	Percentage of Issued and Outstanding Common Shares
Colin Mills Director, President, Secretary, Treasurer	Box 973, Unity, SK	2,000,000	100%
Officers and Directors as a whole (1)		2,000,000	100%

Certain Relationships and Related Transactions and Director Independence

Other than the issuance of 2,000,000 shares of the Company’s common stock, at the per share price of $0.01, to the Company’s sole officer and director, there have been no transactions since inception or any currently proposed transaction in which the Company was or is to be a participant which amount of such transaction exceeded the lesser of $120,000 or 1% of the average of the registrant’s total assets at the year end and in which any related person had or will have a direct or indirect material interest. While our President has contacts with potential suppliers of products, there are no formal or informal agreements which would be deemed related party transactions within the meaning of Item 404(d) of Regulation S-K.  Colin Mills is considered a promoter of the Company, as that term is defined under item 404 of Regulation S-K and Rule 12-b of the Exchange Act.

Director Independence

Our Board of Directors has determined that it does not have a member that is “independent” as the term is used in Item 7(d) (3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

Item 11A.  Material Changes

None.

Item 12.  Incorporation of Certain Information by Reference

None.

Item 12A.  Disclosure of Commission Position of Indemnification For Securities Act Liabilities

Our sole director and officer is indemnified as provided by the Nevada Revised Statutes and our bylaws.  We have been advised that in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 (the "Act") is against public policy as expressed in the Act, and is, therefore, unenforceable.  In the

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event that a claim for indemnification against such liabilities is asserted by our director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the court's decision.

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PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The Registrant estimates that expenses in connection with the distribution described in this Registration Statement will be as shown below.  All expenses incurred with respect to the distribution will be paid by the Company. The Company does not intend to pay for any Offering expenses from funds raised under this Offering.

Accounting fees and expenses

12,000.00

Legal fees and expenses, including registration fee

10,000.00

Total

$   22,000.00

Item 14.  Indemnification of Directors and Officers

No director of the Company will have personal liability to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability.  The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The Bylaws provide for indemnification of the directors, officers, and employees of the Company in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of the Company if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.  The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

The Company’s sole officer and director is accountable to the Company as a fiduciary, which means he is required to exercise good faith and fairness in all dealings affecting the Company.  In the event that a stockholder believes an officer and/or director has violated their fiduciary duties to the Company, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management.  Stockholders, who have suffered losses in connection with the purchase or sale of their interest in the Company in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from the Company.

Item 15.  Recent Sales of Unregistered Securities

On March 25, 2011, the Company accepted a subscription agreement for 2,000,000 shares at $0.01 per share from its sole officer and director, Colin Mills.  Funds under the subscription have been used for legal, accounting and start-up expenses.  Because the sale of shares to our sole Officer, Director and Shareholder did not involve a public offering (it was an isolated transaction with no general solicitation) the sale was exempt from registration under Section 4(2) of the Securities Act of 1933.  These shares were issued to our sole officer and director in consideration for the payment of start-up expenses, and bear a restrictive legend.

Item 16.  Exhibits And Financial Schedules

Exhibits

The following documents are attached hereto as exhibits:

Exhibit No.	Document	Location
3.1	Articles of Incorporation	Previously Filed
3.2	Bylaws	Previously Filed
4.1	Stock Certificate of Lightcollar (Specimen)	*
5.1	Legal Opinion	Previously Filed
10.1	Informal Agreement with Officer	Previously Filed
23.1	Consent of Independent Accountant	Attached
23.2	Consent of Counsel	Included in Ex. 5.1
99.1	Stock Subscription Agreement (Sample)	Previously Filed

*A Specimen Stock Certificate will be filed as an exhibit to a future amendment, upon retention of a transfer agent.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a) (3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (Sec. 230-424);

ii.

Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the registrant;

iii.

The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

v.

This prospectus shall be deemed to be part of and included in this Registration Statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)  That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Unity, Province of Saskatchewan on August 4, 2011.

LIGHTCOLLAR, INC.

Colin Mills, President, Principal Executive Officer, Principal Accounting Officer, Principal Financial Officer, Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates indicated.

Colin Mills, President, Secretary, Treasurer, Director, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer